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Exhibit 5.11

[EPSTEIN BECKER & GREEN, P.C. LETTERHEAD]

September 26, 2011

Templeton Readings, LLC
c/o Emergency Medical Services Corporation
6200 S. Syracuse Way. Suite 200
Greenwood Village, Colorado 80111

Debevoise & Plimpton LLP
919 Third Avenue
New York, New York 10022

  Re:
  Registration Statement on Form S-4

Ladies and Gentlemen:

        We have acted as special Maryland counsel for Templeton Readings, LLC, a Maryland limited liability company ("Guarantor"), in connection with the filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act") of a Registration Statement on Form S-4 filed with the Commission on September 26, 2011 (the "Registration Statement") relating to the exchange by Emergency Medical Services Corporation (the "Issuer") of $950,000,000 aggregate principal amount of the Issuer's 8.125% Senior Notes due 2019 (the "Old Notes"), for up to $950,000,000 aggregate principal amount of the Issuer's 8.125% Senior Notes due 2019 (the "New Notes"). The New Notes are to be registered under the Act pursuant to the Registration Statement. The New Notes are to be issued pursuant to that certain Indenture dated as of May 25, 2011, as amended by that certain First Supplemental Indenture dated as of May 25, 2011, and as further amended by that certain Second Supplemental Indenture dated as of May 25, 2011 (the "Indenture") among, the Issuer, the subsidiary guarantors signatory thereto, including the Guarantor, and Wilmington Trust FSB, as trustee (the "Trustee"). The obligations of the Issuer pursuant to the New Notes are each to be guaranteed by the Guarantors pursuant to and as set forth in the Indenture (the "Guarantee"). Capitalized terms used and not otherwise defined in this opinion letter have the meanings specified in the Transaction Documents (as defined below).

        Our opinions and statements herein are restricted to matters governed by the laws of the State of Maryland (excluding laws of any county or municipality therein or other political subdivision thereof). Except as indicated in the preceding sentence, we express no opinion as to any matter arising under the laws of any other jurisdiction, including, without limitation, the federal laws of the United States and the laws of the State of New York.

September 26, 2011

        In connection with this opinion letter, we have examined copies identified to our satisfaction as true copies of the originals of the following documents (each, a "Reviewed Document" and, collectively, the "Reviewed Documents"):

        (1)   the Indenture;

        (2)   the form of the New Notes included as Exhibit B to the Indenture;

        (3)   a Certificate of the Sole Member of Guarantor dated May 25, 2011 (the "May 2011 Certificate"), attaching: (a) as Exhibit A, a true, correct and complete copy of the articles of organization of Guarantor, as amended through the date of the May 2011 Certificate; (b) as Exhibit B, a true, correct and complete copy of the operating agreement of Guarantor as in effect through the date of the May 2011 Certificate; (c) as Exhibit B-1, a true, correct and complete copy of the Written Consents of the Shareholders, Members, Boards of Directors, Managers and General Partners of the Subsidiaries of Emergency Medical Services Corporation, including EmCare, Inc., the sole Member of Guarantor (the "Member"), dated April 8, 2010; (d) as Exhibit C, a true, correct and complete copy of the unanimous written consent of Member dated May 25, 2011; and (e) as Exhibit D, an incumbency certificate of Member as of May 25, 2011;

        (4)   a Certificate of the Sole Member of Guarantor dated September 26, 2011 (the "September 2011 Certificate"), attaching: (a) as Exhibit A, a true, correct and complete copy of the articles of organization of Guarantor, as amended through the date of the September 2011 Certificate; (b) as Exhibit B, a true, correct and complete copy of the operating agreement of Guarantor as in effect through the date of the September 2011 Certificate, as modified by the Written Consents of the Shareholders, Members, Boards of Directors, Managers and General Partners of the Subsidiaries of Emergency Medical Services Corporation ("EMSC"), including Member, dated as of April 8, 2010, attached as Exhibit B-1, and as further modified by the Written Consents of the Boards of Directors of the Subsidiaries of EMSC, including Member, dated September 26, 2011, attached as Exhibit B-2; (d) as Exhibit C, a true, correct and complete copy of the unanimous written consent of Member dated May 25, 2011; and (e) as Exhibit D, an incumbency certificate of Member as of September 26, 2011;

        (5)   a certificate of the Department of Assessments and Taxation of the State of Maryland dated September 8, 2011, attesting to the continued existence and good standing of the Guarantor in the State of Maryland (the "Good Standing Certificate");

        (6)   a letter from Wolz Corporate USA, addressed to Debevoise & Plimpton LLP and provided to us for review, confirming the good standing of the Guarantor in the State of Maryland as of the date of this letter (the "Bring-Down Good Standing");

        (7)   the Registration Statement to be filed with the Commission; and

        (8)   such other agreements, certificates, documents, records and papers including, without limitation, certificates of public officials and certificates of representatives of the Guarantor, as we have deemed appropriate, in our professional judgment, to give the opinions and confirmations set forth below.

September 26, 2011

        In connection with the opinions set forth below, we have not reviewed or relied on any certificate or writing in furnishing our opinions expressed herein other than as specifically referenced herein and we disclaim any obligation to do so. The documents specified in items (1) and (2) above are hereinafter each referred to individually as a "Transaction Document" and, collectively, as the "Transaction Documents".

        We have relied upon the factual representations made in the Reviewed Documents, certificates and results of public records searches listed above. We have conducted no further investigation of factual matters, nor do we assume responsibility thereof. In issuing this opinion letter, we have assumed, without independent investigation on our part, that:

        (a)   each Reviewed Document submitted to us as an original is authentic;

        (b)   each Reviewed Document submitted to us as a certified, conformed, telecopied, photostatic, electronic or execution copy conforms to the original of such document, and each such original is authentic;

        (c)   the signatures of all persons and entities executing the Transaction Documents and any other Reviewed Document (other than the Guarantor) are genuine;

        (d)   each natural person executing any Transaction Document is legally competent to do so at the time of such execution;

        (e)   each party to the Transaction Documents (other than the Guarantor) has the requisite power and authority (whether corporate, partnership, limited liability company or otherwise) to execute, deliver and perform its obligations under such Transaction Document;

        (f)    each Transaction Document has been, or will be, duly authorized, executed and delivered by each party thereto (other than the Guarantor);

        (g)   the Transaction Documents are enforceable against each of the parties thereto;

        (h)   the statements, recitals, representations and warranties as to matters of fact set forth in the Transaction Documents are accurate and complete;

        (i)    the New Notes have been duly authenticated on behalf of the Trustee in the manner provided in the Indenture; and

        (j)    all public records and certificates of any federal, state, county, municipal or other governmental agency or authority comprising the Reviewed Documents are accurate and complete.

September 26, 2011

        We further note that our opinion set forth in #1 below is based solely on our receipt and review of the Good Standing Certificate and the Bring-Down Good Standing.

        Based on the foregoing and subject to the qualifications, assumptions and exceptions set forth in this letter, we are of the opinion that:

        1.     The Guarantor is a limited liability company legally existing and in good standing in the State of Maryland.

        2.     The Guarantor has the limited liability company power and authority to execute, deliver and perform its obligations under the Transaction Documents.

        3.     The execution, delivery and performance by the Guarantor of the Indenture, including the performance of the Guarantee set forth therein, have been duly authorized by all necessary limited liability company action on the part of the Guarantor.

        4.     The Indenture has been duly executed and delivered by the Guarantor.

        The opinions set forth in this letter are subject to the effects of: (A) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization and moratorium laws, and other similar laws relating to or affecting enforcement of creditors/ rights or remedies generally; (B) general equitable principals (whether considered in a proceeding at law or in equity); and (C) concepts of good faith, reasonableness and fair dealing, and standards of materiality. We express no opinion with respect to any State of Maryland laws, rules or regulations governing the issuance or sale of securities.

        Our opinions herein are rendered as of the date hereof and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention.

        The opinions herein are rendered in connection with the Registration Statement for the benefit of the Issuer and Debevoise & Plimpton LLP.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading "Validity of the Notes" in the Registration Statement. In giving such consent, we do not hereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,
EPSTEIN BECKER & GREEN, P.C.
By:	/s/ George B. Breen George B. Breen A Member of the Firm

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  Exhibit 5.11